NOTICE OF GUARANTEED DELIVERY

For Tender of Any or All of the unregistered
Second Priority Senior Secured Fixed and Floating Rate Notes due 2014, comprised of 8 7/8%
Second Priority Senior Secured Fixed Rate Notes due 2014 and Second Priority Senior
Secured Floating Rate Notes due 2014

of

Berry Plastics Holding Corporation
Pursuant to the Prospectus dated                      , 2006

This notice of guaranteed delivery, or one substantially equivalent to this form, must be used to tender the Outstanding Notes (as defined below) described in the prospectus dated                     , 2006 (as the same may be supplemented from time to time, the “Prospectus”) of Berry Plastics Holding Corporation (f/k/a BPC Holding Corporation), a Delaware corporation (the “Company”), if (i) certificates for any of the outstanding Second Priority Senior Secured Fixed and Floating Rate Notes due 2014 (the “Outstanding Notes”) of the Company are not immediately available, (ii) time will not permit the Outstanding Notes, the letter of transmittal and all other required documents to be delivered to Wells Fargo Bank, National Association (the “Exchange Agent”) prior to 5:00 p.m., New York City Time, on                      , 2006 or such later date and time to which the Exchange Offer may be extended (the “Expiration Date”), or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This notice of guaranteed delivery, or one substantially equivalent to this form, must be delivered by hand or sent by facsimile transmission or mailed to the Exchange Agent, and must be received by the Exchange Agent prior to the Expiration Date. See The Exchange Offer — Procedures for Tendering Outstanding Notes in the Prospectus. Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus.

The Exchange Agent for the Exchange Offer is:

By Registered and Certified Mail:	By Overnight Courier or Regular Mail:	By Hand Delivery:
Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480	Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 6th & Marquette Avenue Minneapolis, MN 55479 Or By Facsimile Transmission: (612) 667-6282 Telephone: (800) 344-5128	Wells Fargo Bank, N.A. Corporate Trust Services 608 2nd Avenue South Northstar East Building-12th Floor Minneapolis, MN 55402

5

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. YOU SHOULD READ THE INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL CAREFULLY BEFORE YOU COMPLETE THIS NOTICE OF GUARANTEED DELIVERY.

This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

5

Ladies and Gentlemen:

The undersigned acknowledges receipt of the Prospectus and the related letter of transmittal which describe the Company’s offer (the “Exchange Offer”) to exchange the Company’s registered $750,000,000 Second Priority Senior Secured Fixed and Floating Rate Notes due 2014, comprised of $525,000,000 8 7/8% Second Priority Senior Secured Fixed Rate Notes due 2014 and $225,000,000 Second Priority Senior Secured Floating Rate Notes due 2014 (the “Exchange Notes”) for a like principal amount of the Company’s outstanding unregistered Second Priority Senior Secured Fixed and Floating Rate Notes due 2014 (the “Outstanding Notes”). The Outstanding Notes may only be tendered in an integral multiple of $1,000 in principal amount, subject to a minimum denomination of $2,000.

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related letter of transmittal, the aggregate principal amount of the Outstanding Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption The Exchange Offer — Guaranteed Delivery Procedures.

The undersigned understands that (i) no withdrawal of a tender of any of the Outstanding Notes may be made on or after the Expiration Date, and (ii) for a withdrawal of a tender of any of the Outstanding Notes to be effective, a written notice of withdrawal that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at its address specified on the cover of this notice of guaranteed delivery prior to the Expiration Date.

The undersigned also understands that the exchange of the Outstanding Notes for the Exchange Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) such Outstanding Notes (or book-entry confirmation of the transfer of such Outstanding Notes into the Exchange Agent’s account at The Depository Trust Company (“DTC”)) and (ii) a letter of transmittal (or facsimile thereof) with respect to such Outstanding Notes, properly completed and duly executed, with any required signature guarantees, this notice of guaranteed delivery and any other documents required by the letter of transmittal or, in lieu thereof, a message from DTC stating that the tendering holder has expressly acknowledged receipt of, and agrees to be bound by and held accountable under, the letter of transmittal, and any other documents required by the letter of transmittal.

All authority conferred or agreed to be conferred by this notice of guaranteed delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this notice of guaranteed delivery shall be binding on the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

Name(s) of Registered Holder(s) (please print or type):
Signature(s):
Address(es):
Area Code(s) and Telephone Number(s):
If the Outstanding Notes will be delivered by book-entry transfer at DTC, insert Depository Account Number:
Date:
Certificate Number(s)*	Principal Amount of the Outstanding Notes Tendered**

* Need not be completed if the Outstanding Notes being tendered are in book-entry form. ** Must be an integral multiple of $1,000 in principal amount, subject to a minimum denomination of $2,000.

5

This notice of guaranteed delivery must be signed by the registered holder(s) of the Outstanding Notes exactly as its (their) name(s) appear on the certificate(s) for such Outstanding Notes or on a security position listing as the owner of the Outstanding Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, you must provide the following information.

Name(s): _____________________________________________________________________
Title(s): _____________________________________________________________________
Signature(s): _____________________________________________________________________
Address(s): _____________________________________________________________________

DO NOT SEND THE OUTSTANDING NOTES WITH THIS FORM. THE OUTSTANDING NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

5

GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an Eligible Guarantor Institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby (1) represents that each holder of the Outstanding Notes on whose behalf this tender is being made own(s) the Outstanding Notes covered hereby within the meaning of Rule 13d-3 under the Exchange Act, (2) represents that such tender of the Outstanding Notes complies with Rule 14e-4 of the Exchange Act and (3) guarantees that the undersigned will deliver to the Exchange Agent the certificates representing the Outstanding Notes being tendered hereby for exchange pursuant to the Exchange Offer in proper form for transfer (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at the book-entry transfer facility of DTC) with delivery of a properly completed and duly executed letter of transmittal (or facsimile thereof), with any required signature guarantees, or in lieu of a letter of transmittal a message from DTC stating that the tendering holder has expressly acknowledged receipt of, and agreement to be bound by and held accountable under, the letter of transmittal, and any other required documents, all within three New York Stock Exchange trading days after the Expiration Date of the Exchange Offer.

Name of Firm:___________________________________	____________________________________ (Authorized Signature)
Address:_______________________________________	Name:_______________________________________________ (Please Print or Type)
_____________________________________ (Zip Code)	Title:________________________________________________
Telephone Number:	Date:

The institution that completes the notice of guaranteed delivery must (i) deliver or otherwise transmit the same to the Exchange Agent at its address set forth above by hand, facsimile, or mail, on or prior to the Expiration Date, and (ii) deliver the certificates representing any Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at DTC), together with a properly completed and duly executed letter of transmittal (or facsimile thereof) or a message from DTC stating that the tendering holder has expressly acknowledged receipt of, and agrees to be bound by and held accountable under, the letter of transmittal in lieu thereof), with any required signature guarantees and any other documents required by the letter of transmittal to the Exchange Agent within the time period set forth herein. Failure to do so could result in a financial loss to such institution.